Exhibit 99.1

NEWS

Contact: Daniel Molinaro

281-823-4941

FOR IMMEDIATE RELEASE

NOW Inc. Announces Second Quarter 2015 Financial Results

HOUSTON, TX, August 5, 2015—NOW Inc. (NYSE: DNOW) reported for its second quarter ended June 30, 2015 a net loss of $19 million, or $(0.18) per fully diluted share, compared to first quarter ended March 31, 2015 net loss of $10 million, or $(0.09) per fully diluted share. Excluding $3 million in acquisition and severance related charges, net loss was $17 million, or $(0.16) per fully diluted share.

Also included in our results is a $7 million charge, the impact approximating $(0.04) per fully diluted share, resulting from high-steel-content inventory cost adjustments, related to falling steel prices.

The Company’s revenues for the second quarter of 2015 were $750 million, a decrease of 13 percent from the first quarter of 2015. Excluding revenues attributable to acquisitions, sequential revenues declined 17 percent, which was a stronger performance than the global rig count decline of 26 percent from the prior quarter. The price erosion impact of $11 million we experienced in the first quarter repeated, but did not degrade further sequentially.

As announced earlier this week, the Company closed the acquisition of Odessa Pumps and Equipment, Inc., a distributor of pumps and equipment for the oil & gas and municipal and wastewater markets. The Company also announced that it had entered into an agreement to purchase the business of Challenger Industries, Inc., a pipe, valves and fittings supplier for the downstream, midstream and upstream energy markets. In addition to these two U.S. acquisitions, the Company recently completed an acquisition of a Canadian supplier of valves and actuators.

Robert Workman, President and CEO of NOW Inc., commented, “It’s been a challenging first half of the year across the industry. Even though market conditions remain difficult during the second quarter of 2015, we did see some exciting things in our business, including, on the M&A front, the acquisition of a European-based company, building on the Company’s product line growth strategies in electrical products. We continued the integration of our previously announced acquisitions and have started to realize benefits to both our revenues and margins.

“Looking forward, we will be steadfast in executing our long-term growth strategy while weathering this downturn. Although we saw some modest growth in rig counts in July, recent oil price declines make the timing of a recovery uncertain. Since the fourth quarter of 2014, we have reduced our quarterly warehousing, selling and administrative expenses by approximately $28 million, or $41 million of reductions when excluding acquisitions. We will continue to manage through this cycle, be nimble and position DNOW to achieve our objectives as the market recovers.”

United States

Second quarter revenues for the United States were $496 million, a decrease of 17 percent from the first quarter of 2015 and a decrease of 25 percent from the second quarter of 2014, or a 28 percent decline in revenues excluding acquisitions, outperforming the 51 percent U.S. rig count decline since the second quarter of 2014. Excluding growth attributable to 2015 acquisitions, sequential revenues declined 17 percent, versus a U.S. rig count decline of 34 percent, in the second quarter of 2015.

Canada

Revenues for the second quarter of 2015 for Canada were $89 million, down 23 percent compared to first quarter 2015 results and down 29 percent from the second quarter of 2014, outperforming the 51 percent Canadian rig count decline since the second quarter of 2014. Canada’s sequential revenue decline was driven by a 68 percent rig count decline offset partially by large projects in the western provinces and the implementation of new contracts.

International

International operations generated second quarter revenues of $165 million, which were up 13 percent from the first quarter of 2015 and flat with the second quarter of 2014. Excluding growth attributable to 2015 acquisitions, sequential revenues were down internationally, primarily from reduced market activity and customer spending, offset by approximately $30 million impact of the acquisitions.

The Company has scheduled a conference call for August 5, 2015, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on NOW Inc.’s web site at www.distributionnow.com, on a listen-only basis. A replay of the call will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time and asking for the “NOW Inc. Earnings Conference Call” or the “DistributionNOW Earnings Conference Call.”

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 300 locations and 5,000 employees worldwide, NOW offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114	$195
Receivables, net	665	851
Inventories, net	892	949
Deferred income taxes	31	22
Prepaid and other current assets	30	30

Total current assets	1,732	2,047

Property, plant and equipment, net	143	124
Deferred income taxes	3	2
Goodwill	457	346
Intangibles, net	134	73
Other assets	4	4

Total assets	$2,473	$2,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$336	$490
Accrued liabilities	106	125
Other current liabilities	6	5

Total current liabilities	448	620

Long-term debt	80	—
Deferred income taxes	19	10
Other long-term liabilities	4	—

Total liabilities	551	630

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,178,567 and 107,067,457 shares issued and outstanding, respectively	1	1
Additional paid-in capital	1,963	1,952
Retained earnings	29	58
Accumulated other comprehensive loss	(71)	(45)

Total stockholders’ equity	1,922	1,966

Total liabilities and stockholders’ equity	$2,473	$2,596

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Revenue	$750	$952	$863	$1,613	$2,029
Operating expenses:
Cost of products	626	759	708	1,334	1,628
Warehousing, selling and administrative	151	150	163	314	296

Operating profit (loss)	(27)	43	(8)	(35)	105
Other income (expense)	(2)	—	(4)	(6)	—

Income (loss) before income taxes	(29)	43	(12)	(41)	105
Income tax provision (benefit)	(10)	16	(2)	(12)	37

Net income (loss)	$(19)	$27	$(10)	$(29)	$68

Earnings (loss) per share:
Basic earnings (loss) per common share	$(0.18)	$0.25	$(0.09)	$(0.27)	$0.64

Diluted earnings (loss) per common share	$(0.18)	$0.25	$(0.09)	$(0.27)	$0.63

Weighted-average common shares outstanding, basic	107	107	107	107	107

Weighted-average common shares outstanding, diluted	107	108	107	107	108

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Revenue:
United States	$496	$662	$601	$1,097	$1,366
Canada	89	125	116	205	316
International	165	165	146	311	347

Total revenue	$750	$952	$863	$1,613	$2,029

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

NET INCOME (LOSS) TO EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Net income (loss) (1)	$(19)	$27	$(10)	$(29)	$68
Interest, net (2)	—	—		—	—
Income tax provision (benefit)	(10)	16	(2)	(12)	37
Depreciation and amortization	9	6	7	16	10
Other costs (3)	3	—	9	12	—

EBITDA excluding other costs	$(17)	$49	$4	$(13)	$115

EBITDA % excluding other costs (4)	-2.3%	5.1%	0.5%	-0.8%	5.7%

DILUTED EARNINGS PER SHARE (“EPS”) TO DILUTED EPS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

GAAP diluted earnings (loss) per share (5)	$(0.18)	$0.25	$(0.09)	$(0.27)	$0.63
Other costs (3)	0.02	—	0.07	0.09	—

Diluted earnings (loss) per share excluding other costs	$(0.16)	$0.25	$(0.02)	$(0.18)	$0.63

(1)	We believe that net income (loss) is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to EBITDA excluding other costs. EBITDA excluding other costs measures the Company’s operating performance without regard to certain expenses. EBITDA excluding other costs is not a presentation made in accordance with GAAP and the Company’s computation of EBITDA excluding other costs may vary from others in the industry. EBITDA excluding other costs has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
(2)	Interest, net was less than $1 million for all periods presented.
(3)	Other costs primarily includes the transaction costs associated with acquisitions including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions and severance expenses which are included in operating profit (loss). Other costs in the quarter ended June 30, 2015 and March 31, 2015 were approximately $2 million and $7 million, net of tax, respectively.
(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	We believe that diluted earnings (loss) per share is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to diluted earnings (loss) per share excluding other costs. Diluted earnings (loss) per share excluding other costs measures the Company’s operating performance without regard to certain expenses. Diluted earnings (loss) per share excluding other costs is not a presentation made in accordance with GAAP and the Company’s computation of diluted earnings (loss) per share excluding other costs may vary from others in the industry. Diluted earnings (loss) per share excluding other costs has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.